QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

INVESTORS AGREEMENT

by and among

ALLEGIANT TRAVEL COMPANY, LLC

PURCHASERS OF SERIES A PREFERRED SHARES

and

HOLDERS OF SERIES B PREFERRED SHARES

AND COMMON SHARES

of

ALLEGIANT TRAVEL COMPANY, LLC

Dated as of May 4, 2005

i

INVESTORS AGREEMENT

        THIS INVESTORS AGREEMENT (the "Agreement") is made as of May 4, 2005 by and among ALLEGIANT TRAVEL COMPANY, LLC, a Nevada limited liability company (the "Company"), the holders of Common Shares and Series B Shares of the Company listed on Schedule A hereto (together with any Permitted Transferee of the Existing Holder Shares (as herein defined) of any such person and together with any Person who becomes subject to the provisions hereof pursuant to the provisions of this Agreement, the "Existing Holders") and the investors listed on Schedule B hereto (together with any Permitted Transferee of any such person, each, an "Investor" and together with the Existing Holders, each a "Member," and collectively, the "Members").

RECITALS:

        The Investors have entered into a Securities Purchase Agreement with the Company's subsidiary, Allegiant Air, LLC, (the "Purchase Agreement") and a subsequent letter agreement with the Company providing, among other things, for the sale of shares of the Company's Series A Shares (as herein defined) and, in connection with that agreement and as an inducement to the Investors to purchase the Series A Shares, the parties desire to provide the Investors with the rights provided herein.

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Company, the Existing Holders and the Investors agree as follows:

1.    Definitions.    As used in this Agreement, the following capitalized terms are defined as provided in this Section 1:

          "Affiliate" shall mean, with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, including, but not limited to, any executive officer or director of such Person or any holder of ten percent (10%) or more of the outstanding equity or voting power of such Person.

          "Board" means the managing board of the Company.

          "Certificate of Determination" means the Certificate of Determination of Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Shares and Series B Convertible Preferred Shares of the Company.

          "Common Shares" means shares of common equity of the Company.

          "Company Securities" means, collectively, Common Shares, Series A Shares and Series B Shares.

          "ComVest" means ComVest Allegiant Holdings LLC or its Permitted Transferees.

          "Control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

          "Conversion Shares" shall mean the total number of Common Shares an owner of Preferred Shares would receive at a particular time upon conversion of all of his Preferred Shares into Common Shares.

          "Darley" means Darley Properties Limited or its Permitted Transferees.

          "Director" shall mean any individual serving on the Board of the Company.

          "Existing Holder Shares" means any Common Shares or Series B Shares now owned or subsequently acquired by any Existing Holder or his successors, transferees or assigns.

          "Investor Director" means each Person elected to the Board pursuant to Section 2(a)(i).

          "Member Notice" means written notice from a Member notifying the Company and the selling Member that such Member intends to exercise its Right of First Refusal as to a specified number of shares of the Transfer Securities with respect to any Proposed Transfer.

          "New Securities" means any equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for such equity securities other than exempt issuances described in Section 5(b).

          "Percentage Ownership" of a Member shall be equal to the number of such Member's Common Shares and Conversion Shares divided by the total number of Common Shares and Conversion Shares owned by all Members.

          "Permitted Transferee" means any Person holding shares of capital of the Company which have been transferred to such Person in accordance with the terms and conditions of the Company's Operating Agreement, this Agreement and applicable securities laws.

          "Person" means any individual, corporation, limited liability company, partnership, trust, unincorporated association, business or other legal entity and any government or governmental agency or political subdivision thereof.

          "Preferred Shares" means, collectively, Series A Shares and Series B Shares.

          "Proposed Transfer" means any proposed assignment, sale, offer to sell, disposition or any other like transfer of any Common Shares or Preferred Shares of the Company (or any interest therein), in each case arising from a bona fide transaction with a third party, actual or proposed by any of the Members (or to which any of the Members is subject) that is not exempt from restrictions on transfer under Section 4 of this Agreement.

          "Proposed Transfer Notice" means written notice from a Member, setting forth the terms and conditions of a Proposed Transfer.

          "Prospective Transferee" means any Person to whom a Member proposes to make a Proposed Transfer.

          "Public Offering" shall mean a firm commitment underwritten public offering registered under the Securities Act covering the offer and sale by the Company of its Common Shares.

          "Qualified Public Offering" shall mean a Public Offering: (a) in which (i) the aggregate proceeds to the Company equal or exceed $30,000,000 before deduction for underwriting discounts, commissions and fees, and (ii) the price per share of such Common Shares before deduction for underwriting discounts and commissions, equals or exceeds $5.00 per Share (such price subject to equitable adjustment in the event of any share split, share dividend, combination, recapitalization, reorganization, reclassification or other similar event), and (b) that results in the securities so offered being listed on a national securities exchange or quoted on the NASDAQ National Market.

          "Right of Co-Sale" means the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the applicable Proposed Transfer Notice.

          "Right of First Refusal" means the right, but not an obligation, of each Member to purchase up to its pro rata portion (based upon the total number of Common Shares and Conversion Shares of such Member as compared to the total number of Common Shares and Conversion Shares of all Members) of any Transfer Securities with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Shares" means shares of Series A Convertible Preferred Shares of the Company.

          "Series B Holders" means the holders of the Series B Shares.

          "Series B Shares" means shares of Series B Convertible Preferred Shares of the Company.

          "Shares" means shares of capital of the Company at any time outstanding including Common Shares, Preferred Shares and Common Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Member, or such Member's successors, Permitted Transferees or assigns.

          "Transfer Securities" means Common Shares or Preferred Shares subject to a Proposed Transfer.

          "Undersubscription Notice" means written notice from an Investor notifying the Company and the selling Member that such Investor intends to exercise its option to purchase a portion of the Transfer Securities not purchased pursuant to the Right of First Refusal.

2.    Voting Agreement.

        (a)    Board Composition.    Each Member shall vote all of his, her or its Shares, whether now owned or hereafter acquired or which such Member may be empowered to vote, from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of Members of the Company at which an election of Directors is held or pursuant to any written consent of the Members of the Company, the following persons shall be elected to the Board:

          (i)    At each election of Directors in which the holders of Series A Shares, voting as a separate class, are entitled to elect Directors of the Company, (A) two (2) individuals (the "ComVest Directors") designated by ComVest, which individuals shall initially be Robert L. Priddy and Michael S. Falk and (B) one individual (the "Darley Director"), which individual shall initially be Declan. Ryan (the ComVest Directors and Darley Director being sometimes referred to collectively as the "Investor Directors" or individually as an "Investor Director");

          (ii)   At each election of Directors in which the holders of Series B Shares and Common Shares, voting as a separate class, are entitled to elect Directors of the Company, three (3) individuals (the "Common Directors") designated by the holders of the Series B Shares and Common Shares, voting as a separate class, one of which individuals shall initially be Maurice J. Gallagher, Jr. ("Gallagher"); and

          (iii)  One (1) independent Director (the "Independent Director") selected by mutual agreement of a majority in interest of the Series B Holders and a majority in interest of the Investors.

        At any time the Board seat for the second or third Common Director remains vacant, any such Common Director may be selected by a majority in interest of the Series B Holders. The selection shall be evidenced by a written notice delivered by a majority in interest of the Series B Holders to the Company, ComVest and Darley.

        At any time the Board seat for the Independent Director remains vacant, a majority interest of the Investors or a majority interest of the Series B Holders may propose a name to serve in such position. Upon approval by both a majority interest of the Investors and a majority interest of the Series B Holders, such individual shall be added to Board immediately to fill such vacancy.

        (b)    Removal of Board Members.

          (i)    The Board shall have the right to remove any Director for Cause upon a vote of at least 70% of all of the members of the Board, excluding the Board member whose removal is being voted upon. For these purposes, "Cause" shall be defined as (i) commission of a felony or other act involving moral turpitude, which other act is materially detrimental to the Company; (ii) commission of any act, specifically including but not limited to, drug or alcohol abuse, which act is materially harmful to the Company, or which in the reasonable opinion of the Board brings the Company into disrepute; (iii) commission of any act of fraud, dishonesty, theft or misappropriation, whether or not related to his activities on behalf of the Company; (iv) breach of any duty of confidentiality to the Company; or (v) material breach of the fiduciary duty owed to all Members of the Company.

          (ii)   Each Member shall vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure (A) that no Director elected pursuant to Section 2(a) of this Agreement may be removed from office other than for Cause or as provided in (B) or (C) below, (B) the removal of a Director elected pursuant to Section 2(a)(i), which removal is directed or approved by the affirmative vote of the Members entitled under Section 2(a)(i) to designate that Director, (C) removal of a Director elected pursuant to Section 2(a)(ii), which removal is directed or approved by the affirmative vote of the Members entitled under Section 2(a)(ii) to designate such Director, and (D) that any vacancies created by the resignation, removal or death of a Director elected pursuant to Section 2(a) shall be filled pursuant to the provisions of Section 2(a). Each Member shall execute any written consents required to effectuate the obligations of this Agreement, and the Company shall, at the request of any Member entitled to designate a Director, call a special meeting of Members for the purpose of electing Directors.

        (c)    Notice of Elections.    The Company shall provide the holders of Series A Shares with 30 days' prior written notice of any intended mailing of a notice to holders of Series A Shares for any meeting of the Company's Members at which Directors are to be elected. The Members entitled to designate a Director pursuant to Section 2(a) shall give written notice to the Company, no later than 20 days prior to such mailing, of the individual(s) designated by such Members as nominees for election as Directors. The Company shall nominate and recommend for election as Directors only the individuals designated, or to be designated, pursuant to Section 2(a). If the Members entitled to designate a Director pursuant to Section 2(a) shall fail to give notice to the Company as provided above in this Section 2(c), it shall be deemed that the designees of such Members then serving as Directors shall be their designees for reelection. Notwithstanding the foregoing, the notice provisions hereof shall not apply to the election of Directors by written consent of the Company's Members.

        (d)    Termination of Board Rights.    The obligations to vote and the rights granted pursuant to Sections 2(a) through 2(c) shall terminate upon consummation of a Qualified Public Offering.

        (e)    Directors' Liability and Indemnification.    The Operating Agreement of the Company ("Operating Agreement") shall provide (a) for elimination of the liability of Directors to the maximum extent permitted by law, and (b) that the Company shall be authorized to indemnify Directors for acts on behalf of the Company to the maximum extent permitted by law. The Members acknowledge and agree that the Company does not intend to maintain directors and officers liability insurance prior to a Public Offering. At the request of any Director designated to serve on the Board in accordance with this Agreement, the Company shall enter into an indemnification agreement with such Director in form reasonably satisfactory to such director and the Company confirming that such Director is entitled to indemnification to the maximum extent permitted by law.

        (f)    Confidentiality; Conflict of Interest.    Each Director shall be required to execute and deliver to the Company a confidentiality agreement protecting confidential information of the Company and the Company's conflict of interest policy assuring that the Director does not have any conflict of interest that may impair the Director's exercise of his fiduciary duty to the Members, such documents to be in such form as may be approved by the Board of the Company.

        (g)    Drag-Along Right.    In the event that Members holding at least 66 2/3% of the Shares (the "Requisite Members") approve either:

          (A)  a transaction or series of related transactions in which a Person, or two or more Persons who agree to act together to acquire, hold, vote or dispose of any securities of the Company, would acquire from the Company or from Members of the Company shares representing fifty percent (50%) or more of the outstanding voting power of the Company, or

          (B)  a transaction that would qualify as a "Liquidation" as defined in the Company's Certificate of Determination

(such events described in subsections (A) and (B) are referred to in this Agreement as a "Sale of the Company"), then each Member shall, with respect to all Shares that he, she or it holds and any other Company Securities over which he, she or it otherwise exercises dispositive power:

          (i)    in the event that a Sale of the Company is submitted for the approval of Members after receiving proper notice in accordance with Section 2(c), vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

          (ii)   in the event that a Sale of the Company is to be effected by the sale of the Shares, sell all Shares beneficially held by such Member (or in the event that the Requisite Members are selling fewer than all of their Shares, Shares in the same proportion as the Requisite Members are selling) to the Person(s) to whom the Requisite Members propose to sell their Shares, for the same per-share consideration (on an as-converted basis) and on the same relative terms and conditions as the Requisite Members, except that the aggregate consideration to be received by the Members in connection with any such Sale of the Company shall be allocated and distributed in the same manner as provided upon a Liquidation as set forth in the Company's Certificate of Determination;

          (iii)  refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

          (iv)  execute and deliver all related documentation and take such other action in support of such Sale of the Company as shall reasonably be requested by the Company, including the execution of such agreements and such instruments and other actions reasonably necessary to effectuate the allocation and distribution of the aggregate consideration upon such Sale of the Company, provided that no Member shall be required to incur any obligation in connection with such Sale of the Company other than such obligations as may be incurred by all Members in proportion to their interests in the Company; and

          (v)   not deposit, and cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such Member or Affiliate in a voting trust or, except as provided in this Agreement, subject any such voting securities to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquirer in connection with such Sale of the Company.

The provisions of this Section 2(g) shall terminate upon consummation of a Qualified Public Offering.

        (h)    Increase in Authorized Capital; Further Issuances.    Each Member shall vote all of his, her or its Shares from time to time and at all times, in whatever manner necessary to authorize an increase in the authorized capital of the Company so that there will be sufficient Common Shares available for conversion of all of the then outstanding Preferred Shares, at any time that an adjustment to the Conversion Price (as defined in the Company's Certificate of Determination) is made pursuant to the Company's Certificate of Determination. In the event the Board approves an equity financing plan or arrangement involving an (i) increase in the number of authorized shares of any class or series of capital of the Company, (ii) the creation of any new class or series of equity of the Company, and/or (iii) the issuance of additional shares of capital of the Company (whether or not such issuance requires any action set forth in either of the preceding items (i) or (ii)) and such action is also approved as required (if required) under the terms of the Certificate of Determination, each Member shall, with respect to all Shares that he, she or it holds and any other Company securities over which he, she or it otherwise exercises voting power: (A) be present, in person or by proxy, as a holder of Shares, at any and all meetings of Members duly called and noticed for the approval of such plan or arrangement and be counted for the purposes of determining the presence of a quorum at such meetings so long as the Member votes in favor of such plan or arrangement (otherwise, the Member agrees not to be present, in person or by proxy at such meetings), (B) vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of or not in opposition to such plan or arrangement, (C) vote (in person, by proxy or by action by written consent) in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such plan or arrangement, and (D) execute and deliver all related documentation and take such other action in support of such financing as may be requested by the Board, including the execution of such agreements and other instruments, including but not limited to, amendments and modifications to this Agreement as may be necessary to effectuate such financing.

        (i)    Covenants of the Company.    The Company shall use its best efforts to ensure that the rights granted under this Agreement are effective and that the Members enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the Directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement.

        (j)    Manner of Voting.    The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

        (k)    Stock Option Plans and Employment Agreements.    In no event shall the Company implement any new stock option or bonus plan or enter into any new employment arrangements unless and until approved by a majority of the members of the Board.

3.    Transfers of Shares.

        (a)    Right of First Refusal.

          (1)    Grant.    No Existing Holder shall pledge or otherwise encumber any Company Securities held by such Existing Holder except that this restriction shall not apply to Shares that have heretofore been pledged by Mitch Allee ("Allee") to Gallagher. Each Existing Holder hereby unconditionally and irrevocably grants to all Members a Right of First Refusal to purchase all or any portion of the Transfer Securities that such Existing Holder may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

          (2)    Notice.    Each Existing Holder proposing to make a Proposed Transfer shall deliver a Proposed Transfer Notice to the Company and to each other Member not later than 30 days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal, a Member shall deliver a Member Notice to the selling Existing Holder and the Company within 15 days after delivery of the Proposed Transfer Notice (such 15-day period, the "Notice Period").

          (3)    Undersubscription of Transfer Securities.    If by the end of the Notice Period, the Members, or any of them, have exercised their respective rights to purchase Transfer Securities with respect, in the aggregate, to some but not all of the Transfer Securities, then the Company shall, immediately after the expiration of the Notice Period, send written notice to those Members who fully exercised their options within the Notice Period (the "Exercising Members"). Each Exercising Member shall have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Securities on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Member shall deliver an Undersubscription Notice to the selling Existing Holder and the Company within 15 days after the expiration of the Notice Period. In the event there are two or more such Exercising Members that choose to exercise the last-mentioned option for a total number of remaining shares of Transfer Securities in excess of the number available, the remaining shares of Transfer Securities available for purchase under this Section 3(b)(3) shall be allocated to such Exercising Members pro rata based on the number of shares of Transfer Securities such Exercising Members have elected to purchase. If the options to purchase the remaining shares of Transfer Securities are exercised in full by the Exercising Members, the Company shall immediately notify all of the Exercising Members of that fact. If the options to purchase the remaining shares of Transfer Securities are not exercised in full by the Exercising Members, then the Company shall have the right to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Securities on the terms and conditions set forth in the Proposed Transfer Notice.

          (4)    Oversubscription of Transfer Securities.    In the event more than one Member elects to purchase any or all of the shares of Transfer Securities specified in the Proposed Transfer Notice and such elections to purchase aggregate more than the number of shares of Transfer Securities, each such Member shall be entitled to purchase from the selling Existing Holder a pro rata portion (based upon the number of Common Shares and Conversion Shares of such Member as compared to the number of Common Shares and Conversion Shares of all Exercising Members) of such Transfer Securities, up to the number of shares specified in such Exercising Member's election. Any shares of Transfer Securities not so allocated shall be allocated as aforesaid in one or more successive allocations to each Exercising Member whose election specified a number of shares greater than the number which had then been allocated to such Exercising Member, until all of the shares of Transfer Securities have been allocated.

          (5)    Consideration; Closing.    If the consideration proposed to be paid for the Transfer Securities is in property, services or other non-cash consideration, and any Exercising Member (or the Company) cannot for any reason pay for the Transfer Securities in the same form of non-cash consideration, such Exercising Member (or the Company) may pay the cash value equivalent thereof, as determined by the Board. The closing of the purchase of Transfer Securities by the Exercising Members (or the Company) shall take place, and all payments from the Exercising Members (or the Company) shall be delivered to the selling Existing Holder by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer, and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

        (b)    Right of Co-Sale.

          (1)   If any Transfer Securities subject to a Proposed Transfer by any Existing Holder are not purchased in whole by one or more Members (or the Company) pursuant to Section 3(a) above and thereafter are to be sold to a Prospective Transferee, each Investor who has chosen not to exercise a right to purchase such Transfer Securities may elect to exercise its Right of Co-Sale and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale shall give the selling Existing Holder written notice to that effect on or before the deadline for delivery of the Undersubscription Notice, and upon giving such notice such Investor will be deemed to have effectively exercised the Right of Co-Sale.

          (2)   Each Investor who timely exercises its Right of Co-Sale by delivering the written notice provided for in Section 3(b)(1) (each, a "Co-Selling Investor") may include in the Proposed Transfer, all or any part of its Shares equal to the product obtained by multiplying (i) the aggregate number of Common Shares or Preferred Shares proposed to be transferred (excluding shares purchased by the Company of the Members pursuant to the Right of First Refusal) by (ii) a fraction, the numerator of which is the number of Common Shares and Conversion Shares of such Co-Selling Investor immediately before consummation or the Proposed Transfer and the denominator of which is the total number of Common Shares and Conversion Shares, in the aggregate, of all Co-Selling Investors immediately prior to the consummation of the Proposed Transfer, plus the number of Common Shares and Conversion Shares owned by the selling Existing Holder. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of Shares that the selling Existing Holder may sell in the Proposed Transfer shall be correspondingly reduced.

          (3)   Each Co-Selling Investor shall effect its participation in the Proposed Transfer by making reasonable arrangements, no later than 15 days after such Co-Selling Investor's exercise of the Right of Co-Sale, to deliver to the transferring Member one or more share certificates, properly endorsed for transfer to the Prospective Transferee representing the number of Common Shares or Series A Shares, as applicable, that such Co-Selling Investor elects to include in the Proposed Transfer. The Company shall make any conversion required by an Investor to exercise its Right of Co-Sale concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

          (4)   The terms and conditions of any sale pursuant to this Section 3(b) will be on the terms and conditions specified in the Proposed Transfer Notice.

          (5)   Each share certificate a Co-Selling Investor delivers pursuant to subparagraph (3) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Securities pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Existing Holder shall concurrently therewith remit to each Co-Selling Investor the portion of the sale proceeds to which such Co-Selling Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase Shares subject to the Right of Co-Sale from any Co-Selling Investor exercising its Right of Co-Sale hereunder, no Existing Holder may sell any Company Securities to such Person unless and until, simultaneously with such sale, such Existing Holder purchases all Shares subject to the Right of Co-Sale from such Co-Selling Investor.

          (6)   If any aspect of any Proposed Transfer is not consummated with the original Prospective Transferee, or with or by any Investor exercising any rights under this Section 3, within 90 days after the expiration of the Right of First Refusal, the Existing Holder proposing the Proposed Transfer may not sell any Company Securities unless it first complies in full with each provision of this Section 3. The exercise or election not to exercise any right by any Member hereunder shall not adversely affect its right to participate in any other sales of Transfer Securities subject to Section 3.

        (c)    Transfers by Investors.    Any Investor may transfer any portion or all of its Series A Shares to an Affiliate or to another transferee subject to the following: (i) the transfer complies with all applicable state and federal securities laws and the Investor furnishes to the Company a legal opinion to that effect in a form reasonably satisfactory to the Company; (ii) the transfer does not jeopardize the

Company's characterization as a U.S. Air Carrier as a result of foreign ownership of Shares in the Company; (iii) the Board determines in good faith that ownership of Shares in the Company by the Prospective Transferee could have a detrimental effect on the business of the Company; and (iv) the transferee agrees to be bound by the terms of this Agreement and the Operating Agreement. Any Investor seeking to transfer Shares in the Company agrees to provide the Company with any information reasonably requested by the Company concerning the Prospective Transferee or the Proposed Transfer.

        (d)    Effect of Failure to Comply.

          (1)   Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers not made in strict compliance with this Agreement).

          (2)   If any Member purports to sell any Shares in contravention of the Right of Co-Sale (a "Prohibited Transfer"), each Investor, in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require such Member to purchase Shares from such Investor as provided below, and such Member will be bound by the terms of such option. If a Member makes a Prohibited Transfer, each Investor who timely exercises its Right of Co-Sale under Section 3(b) may require such Member to purchase from such Investor the type and number of Shares that such Investor would have been entitled to sell under Section 3(b) had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 3(b).

          (3)   Within 90 days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, make reasonable arrangements to deliver to the selling Member, the certificate or certificates representing the Shares to be transferred, each certificate to be properly endorsed for transfer.

          (4)   Such selling Member shall, upon receipt of the certificate or certificates for the Shares to be transferred by an Investor pursuant to this Section 3(c), pay the aggregate purchase price therefor in cash or by other means acceptable to such Investor.

        (e)    Expiration of Rights.    The respective rights of the Members under this Section 3 shall expire upon the consummation of a Qualified Public Offering.

4.    Exempt Transfers.

        Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 3(a) and 3(b) shall not apply: (i) to sales of up to $2,500,000 of Shares by Gallagher to one or more accredited investors (as defined in Regulation D under the Securities Act) which is completed on or before June 30, 2005; (ii) to any transfer of Allee's Shares to Gallagher as a result of the pledge agreement currently in effect; (iii) in the case of any Member that is an entity, upon a transfer by such Member to its stockholders, members, partners or other equity holders as a distribution in respect of such persons' ownership interests in such Member, (iv) pursuant to a Qualified Public Offering or a Sale of the Company, (v) in the case of any Member that is a natural person, upon a transfer of Shares by such Member, either during his or her lifetime or on death by will or intestacy to his or her siblings, lineal antecedents or descendents, spouse or any custodian or trustee for the account of such Member or such Member's siblings, lineal antecedents or descendents, or spouse, or (vi) to a sale of Shares on a public trading market if there is an established trading market for the Shares; provided, however, notwithstanding any such permitted transfer, such transferred Shares (except in the case of a transfer under clause (v) above) shall remain Company Securities for all purposes hereunder, and such transferee shall be treated as a Member (but only with respect to the securities so transferred to the transferee) for all purposes of this Agreement (including the obligations of a Member with respect to Proposed Transfers of such Shares pursuant to Section 3); and provided, further, in the case of any transfer pursuant to clause (iii) or (v) hereof, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

5.    Preemptive Rights.

        (a)    Grant of Rights.    Subject to the terms and conditions specified in this Section 5, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to each Investor and each Series B Holder (for purposes of this Section 5, the Investors and the Series B Holders are referred to collectively as the "Offerees") in accordance with the following provisions:

          (i)    The Company shall deliver written notice (each, an "Offer Notice") to each Offeree stating (i) its intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

          (ii)   By written notification delivered to the Company, within twenty (20) calendar days after the Offer Notice is given, each Offeree may elect to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities equal to the product obtained by multiplying (i) the number of shares of New Securities specified in the applicable Offer Notice, multiplied by (ii) a fraction, the numerator of which is the number of Common Shares and Conversion Shares of such Offeree immediately prior to the consummation of the proposed issuance of New Securities and the denominator of which is the total number of Common Shares and Conversion Shares of all Members immediately prior to the consummation of the proposed issuance of New Securities. The Company shall promptly, in writing, inform each Offeree that elects to purchase all the shares of New Securities available to it, each, a "Fully-Exercising Offeree") of any other Offeree's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Offeree shall be entitled to purchase that portion of New Securities for which the Offerees were entitled to subscribe but which were not subscribed for by the Offerees which is equal to the proportion that the number of Common Shares and Conversion Shares of such Fully-Exercising Offeree bears to the total number of Common Shares and Conversion Shares of all Fully-Exercising Offerees who wish to purchase such unsubscribed shares.

          (iii)  If all New Securities referred to in the Offer Notice are not elected to be purchased as provided in Section 5(a)(ii) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 5(a)(ii) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the "Refused Securities") along with the balance of the New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the purchasers thereof than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 5(a).

        (b)    Exempt Issuances.    The right of first offer in this Section 5 shall not be applicable to the following "Exempt Issuances": (i) the issuance of Common Shares (or options, warrants or rights exercisable for, or convertible securities convertible into, such Common Shares) representing, in the aggregate, not more than 500,000 Common Shares, to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to share purchase or share option plans or other arrangements that are approved by the Board, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities that are outstanding on the date hereof, or that are hereafter issued in accordance with the provisions of this Section 5, in each case, that are not otherwise included in the preceding clause (i), (iii) the issuance of securities in connection with any share split, share dividend or recapitalization by the Company, (iv) the issuance of securities for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination with any Person provided such Person is not an Affiliate of the Company or any Existing Holder, (v) the issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution, and (vi) the issuance of securities by the Company pursuant to an effective registration statement filed under the Securities Act.

        (c)    Darley Right to Purchase Shares Upon Exempt Issuances.    Darley shall have the right to purchase Common Shares from the Company if all of the following conditions are met: (i) there is an Exempt Issuance which causes Darley's Percentage Ownership to be reduced below ten percent (10%), (ii) Darley's Percentage Ownership prior to the Exempt Issuance was ten percent (10%) or more, and (iii) the Exempt Issuance is not part of the Sale of the Company (as defined in Section 2(g)). In such event, Darley shall have the right, exercisable within ten (10) days after receipt of notice from the Company of such Exempt Issuance, to purchase additional Common Shares to increase Darley's Percentage Ownership to ten percent (10%); provided, however, that in no event shall Darley have the right to purchase more than an aggregate of 500,000 Common Shares under this Section 5(c) as a result of all Exempt Issuances. The purchase price for the shares being purchased shall be the value of the Common Shares as agreed upon by the Company and Darley; provided that if the parties cannot agree on such value within twenty (20) days after initially attempting to do so, the value shall be determined by an investment bank mutually agreed between the Company and Darley. Each such party will submit a proposed per share value, and the investment bank will be required to select without modification the one of two proposed alternatives that it believes is closest to fair market value, and that shall be the purchase price. Darley's designee to the Managing Board shall not participate in the determinations by the Company under this paragraph. The closing shall be held, and the purchase price for the additional Common Shares shall be payable by Darley in cash, within fifteen (15) days after the price has been determined and the Common Shares purchased shall be delivered to Darley upon the Company's receipt of the purchase price.

        (d)    Expiration of Rights.    The rights of the Investors and Series B Holders under this Section 5 shall expire upon the consummation of a Qualified Public Offering.

6.    Registration Rights.    The Company covenants and agrees as follows:

        (a)    Definitions.    For purposes of this Section 6:

          (i)    The term "Act" shall mean the Securities Act of 1933, as amended.

          (ii)   The term "Form S-3" shall mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (iii)  The term "Holder" shall mean (i) each of the Investors and Series B Holders with respect to the Registrable Securities held by such Member and (ii) any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 6(1) hereof.

          (iv)  The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (v)   The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (vi)  The term "Registrable Securities" shall mean (A) Common Shares issued to the Investors upon conversion of their Series A Shares, (B) Common Shares issued to Series B Holders upon conversion of their Series B Shares, and (C) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in (A) or (B) above, that cannot be publicly resold by the holder thereof without registration under the Act or the availability of an exemption thereunder, it being understood, for the purposes of this Agreement, that Registrable Securities shall cease to be Registrable Securities when (1) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (2) they are transferred on the open market pursuant to any available exemption under the Act, (3) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer and not bearing any legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Act, (4) they have been sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder in a transaction in which the Holder's rights under this Agreement are not assigned or assignable, or (5) all the rights of the Holder under this Section 1 have terminated pursuant to Section 6(m).

          (vii) The term "SEC" shall mean the Securities and Exchange Commission.

        (b)    Request for Registration.

          (i)    If the Company shall receive at any time after the date six (6) months following the initial Public Offering of Shares of the Company a written request from the Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of all or any portion of their Registrable Securities, then the Company shall:

            (A)  within ten (10) days of the receipt thereof, give written notice of such request to all Holders who shall have the right to request that all or part of their Registrable Securities be included in such registration statement by written notice delivered to the Company within twenty (20) days after the date of the Company's notice, which notice from each requesting Holder shall specify the number of shares requested to be registered; and

            (B)  use its best efforts to effect, within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 6(b)(ii) below.

          (ii)   If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 6(b)(i) and the Company shall include such information in the written notice referred to in subsection 6(b)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 6(e)(v)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 6(b), if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder.

          (iii)  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6(b), a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of the Company, such filing could reasonably be expected to have a material adverse effect on any plan or proposal by the Company with respect to any material transaction that the Company is at that time actively pursuing and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (iv)  In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 6(b):

            (A)  after the Company has effected two (2) registrations pursuant to this Section 6(b) and such registrations have been declared or ordered effective;

            (B)  during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a registration subject to Section 6(c) hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

            (C)  the Holders propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $30,000,000.

        (c)    Company Registration.    If (but without any obligation to do so) at any time after the date twelve (12) months following the Closing Date the Company proposes to register (including for this purpose a registration effected by the Company for Members other than the Holders) any of its Shares or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share plan), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 6(i), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

        (d)    Form S-3 Registration.    In case the Company shall receive at any time after the date twelve (12) months following the initial Public Offering of Shares of the Company Closing Date from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a portion of the Registrable Securities owned by such Holder or Holders, the Company will:

          (i)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

          (ii)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6(d): (A) if Form S-3 is not available for such offering by the Holders; (B) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $30,000,000; (C) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its owners for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 6(d); provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 6(d); or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

          (iii)  subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 6(d) shall not be counted as demands for registration or registrations effected pursuant to Section 6(b).

        (e)    Obligations of the Company.    Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (i)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed, whichever occurs first; provided, however, that (A) such 120-day period shall be extended for a period of time equal to any period that the Holder refrains from selling any securities included in such registration at the request of an underwriter or the Company due to a need, in accordance with paragraph (vi) below, to prepare and provide a supplemented or amended prospectus; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu, of filing a post-effective amendment that (C) includes any prospectus required by Section 10(a)(3) of the Act or (D) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (C) and (D) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (ii)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (iii)  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (iv)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (v)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (vi)  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (vii) Cause all such Registrable Securities registered pursuant to this Section 6 to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (viii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        (f)    Furnish Information.

          (i)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, including without limitation the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (ii)   The Company shall have no obligation with respect to any registration requested pursuant to Section 6(b) or 6(d) if, due to the operation of subsection 6(f)(i), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company's obligation to initiate such registration as specified in subsection 6(b)(i) or 6(d)(ii).

        (g)    Expenses of Registration.    All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 6(b) and 6(d) hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including the reasonable fees and disbursements of one counsel for the selling Holders for the first registration effected pursuant to Section 6 hereof), shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6(b) or 6(d) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses pro rata), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 6(b) or 6(d) (as applicable); provided, further, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6(b) or 6(d).

        (h)    Expenses of Company Registration.    The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 6(c) for each Holder (which right may be assigned as provided in Section 6(m)), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto (including the reasonable fees and disbursements of one counsel for the selling Holders for the first registration effected pursuant to Section 6 hereof), but excluding underwriting discounts and commissions relating to Registrable Securities.

        (i)    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company's Common Shares, the Company shall not be required under Section 6(c) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the underwriters, in their sole discretion, determine and advise in writing the Company and the Holders of the Registrable Securities requesting participation in such registration that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered under Section 6(c) exceeds the maximum number of the Company's securities which can be marketed successfully, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. Such securities shall be excluded from the underwriting by reason of the underwriter's marketing limitation in a manner such that the number of any Registrable Securities that may be included by such Holders are allocated in proportion, as nearly as practicable to the amounts of Registrable Securities held by such Holders.

        (j)    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

        (k)    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 6:

          (i)    To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act the 1934 Act, any state securities law or any rule or regulation promulgated under the Acts or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6(k)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (ii)   To the extent permitted by law, each selling Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6(k)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6(k)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that, in no event shall any indemnity under this subsection 6(k)(ii) exceed the gross proceeds from the offering received by such Holder.

          (iii)  Promptly after receipt by an indemnified party under this Section 6(k) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(k), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6(k), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6(k).

          (iv)  If the indemnification provided for in this Section 6(k) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (v)   The obligations of the Company and Holders under this Section 6(k) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

        (l)    Assignment of Registration Rights.    This Agreement and all the rights and obligations of any Holder hereunder may be assigned or transferred to any transferee or assignee of Registrable Securities; provided, that (a) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (b) the Holder notifies the Company in writing of the transfer or assignment, stating the name and the address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and (c) such transferee or assignee agrees in writing to assume such rights and obligations of such transferring Holder relating to the shares of Registrable Securities being transferred.

        (m)    Termination of Registration Rights.    No Holder shall be entitled to exercise any registration right provided for in Sections 6(b), 6(c) or 6(d) after the date that is two (2) years following an initial Public Offering of the Shares of the Company or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

7.    Market Stand-Off Agreement.

        (a)   In connection with any underwritten public offering of the Company's Common Shares, no Member shall, for a period specified by the representative of the underwriters of the Common Shares being sold in such offering, which period shall not exceed 180 days following the effective date of the registration statement of the Company filed under the Securities Act relating to such offering (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares held by such Member immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of such Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. In furtherance of the foregoing, (a) each Member shall execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto, and (b) the Company is authorized to impose stop-transfer instructions with respect to such Member's Shares subject to the foregoing restriction until the end of the applicable period.

        (b)   At any time within five (5) years after a Public Offering of the Company's Shares, no Member shall permit his Shares to be borrowed or otherwise used to support short sales of the Company's shares in the public market.

8.    Clawback Provisions.

        (a)   In the event the Company (i) completes a Qualified Public Offering on or before December 31, 2007 and (ii) the value of all Preferred Shares and any Common Shares received by holders of the Preferred Shares upon conversion of the Preferred Shares (excluding any value attributable to the Clawback Shares) is at least equal to the "Preferred Value Threshold", then the Investors and the Series B Holders agree to tender to the Company for cancellation a portion of their Shares (the "Clawback Shares") as follows: (i) each Investor agrees to tender to the Company for cancellation twenty-four percent (24%) of all Preferred Shares and Common Shares owned by such Investor at the time of the Qualified Public Offering, and (ii) each Series B Holder agrees to tender to the Company for cancellation twenty-four percent (24%) of his Series B Shares and the Common Shares he may have received upon the conversion of his Series B Shares.

        (b)   For purposes of paragraph (a) above, the value of the Preferred Shares and Common Shares shall be calculated using the midpoint of the estimated price range displayed in the Company's preliminary prospectus for its initial Public Offering.

        (c)   For purposes of paragraph (a) above, the Preferred Value Threshold shall be equal to three (3) times the gross proceeds received by the Company upon the initial sale of Series A Shares.

        (d)   If the conditions in paragraph 9(a) are met, the Company shall have the authority to cancel such Shares in the records of the Company and to place stop transfer instructions on all Shares owned by Investors and Series B Holders until such time as the appropriate number of Shares shall have been tendered to the Company for cancellation.

        (e)   The provisions of this Section 8 shall be binding on all transferees of Investors and Series B Holders.

9.    Compliance with Securities Laws.

        (a)   Each Member acknowledges that the transfer of any of the Shares is subject to such Member's compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer.

        (b)   Each certificate representing Shares held by the Existing Holders or Investors, as applicable, or issued to any Permitted Transferee in connection with a transfer permitted by this Agreement shall be endorsed with the following legend:

THE SECURITIES EVIDENCED HEREBY, AND THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS AGREEMENT AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

In addition, each certificate representing Shares shall be endorsed with the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION THAT IS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

        (c)   The Company shall not be required to register the transfer of any Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that such Shares sought to be transferred are eligible for transfer without registration under the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary in order to effectuate a transfer of any of the Shares (i) in accordance with the provisions of Rule 144(k) promulgated under the Securities Act, (ii) in accordance with the intended method of disposition set forth in any registration statement covering such Shares, or (iii) (A) from a partnership to its partners or former partners in accordance with their partnership interests, (B) from a corporation to its stockholders in accordance with their interests in the corporation, (C) from a limited liability company to its members or former members in accordance with their interests in the limited liability company, or (D) from a natural person to such person's family members or a trust for the benefit of such person or such person's family members or such person's beneficiaries upon the death of such person; provided, however, that in each case the transferee will agree in writing to be subject to the terms of this Section 9 to the same extent as if he or she were an original Member hereunder.

The restrictions upon the transferability of the Shares described in this Section 9 shall cease and terminate as to any of the Shares upon the earliest to occur of the following: (i) such Shares shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such Shares, (ii) the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the restrictive legend on such Shares is no longer required in order to establish compliance with the provisions of the Securities Act, or (iii) such Shares are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever these restrictions shall terminate as hereinabove provided with respect to any of the Shares, the holder of any such Shares bearing the legend set forth in Section 9 shall be entitled to receive from the Company, at the Company's expense (except for the payment of any applicable transfer taxes) and as expeditiously as possible, new certificates not bearing such legend. The Members acknowledge that the Company has no obligation to register any Shares under the Securities Act except to the extent provided in this Agreement.

10.    Execution by the Company.    The Company shall cause the certificates evidencing the Shares to bear the legends required by Section 9 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The failure of the certificates evidencing the Shares to bear the legend required by Section 9 herein and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 9 shall not affect the validity or enforcement of this Agreement.

11.    Enforcement.

        (a)    Specific Enforcement.    The Company and each Member acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. Accordingly, the Company and each of the Members shall be entitled to seek an injunction to prevent breaches of this Agreement and to seek specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled at law or in equity.

        (b)    Cumulative Remedies; Failure to Pursue Remedies.    No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        (c)    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction). None of the parties hereto has agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances.

        (d)    Waiver of Jury Trial.    Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this agreement or any of the transactions contemplated hereby. No party has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

        (e)    Consent to Exclusive Jurisdiction of the Courts of Nevada.

          Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Nevada and the United States District Court for Nevada, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, any proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award.

          Each of the parties hereto hereby expressly waives any and all rights to bring any suit, action or other proceeding in nor before any court or tribunal other than the courts referenced above and covenants that such party shall not seek in any mariner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

          Each of the parties hereto hereby expressly waives any and all objections such party may have to venue in any of such courts, including, without limitation, the inconvenience of such forum. In addition, each of the parties hereto hereby consents to personal jurisdiction in any such court having subject matter jurisdiction.

        (f)    Prevailing Party's Costs and Expenses.    The prevailing party in any mediation, arbitration or legal action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees, incurred in such action or proceeding.

12.    Miscellaneous.

        (a)    Share Splits; Subsequent Issuances.    Any references to numbers of shares of capital of the Company in this Agreement shall be appropriately adjusted to reflect any share dividend, split, combination or other recapitalization affecting such shares occurring after the date of this Agreement. In the event of any issuance of shares of the Company hereafter to any of the Existing Holders or Investors (including, without limitation, in connection with any share split, share dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 9.

        (b)    Ownership.    Each Existing Holder and each Investor represents and warrants that he, she or it is the sole legal and beneficial owner of the Shares subject to this Agreement and that no other Person has any interest in such Shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

        (c)    Potential Incorporation.    In the event the Company subsequently incorporates or otherwise is succeeded by a corporate entity, this Agreement shall be restated to apply to the stock in the new corporate entity with, to the extent possible, the same rights and limitations set forth in this Agreement.

        (d)    Notices.    All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this section), commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as follows:

        If to the Company:

      Allegiant Travel Company, LLC
      3301 Buffalo Drive
      Suite B-9
      Las Vegas, Nevada 89129
      Attention: Chief Executive Officer
      Tel: (702) 851-7300
      Fax: (702) 851-9051

      with copies (not to constitute notice) sent at the same time and by the same means to:

      Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
      3490 Piedmont Road, Suite 400
      One Securities Centre
      Atlanta, GA 30305
      Attention: Robert B. Goldberg, Esq.
      Tel: (404) 233-2800
      Fax: (404)233-2188

        If to any Member, to the address of such Member reflected in the Company's share records, but if to ComVest Allegiant Holdings LLC:

        ComVest Allegiant Holdings II LLC
        One North Clematis Street
        Suite 300
        West Palm Beach, FL 33401
        Attention: Carl Kleidman
        Tel: (561) 868-6070
        Fax: (212) 829-5978

      with a copy (which shall not constitute notice) sent at the same time and by the same means to:

        Alan I. Annex, Esq.
        Greenberg Traurig LLP
        The MetLife Building
        200 Park Avenue
        New York, New York 10166
        Tel: (212) 801-9200
        Fax: (212) 801-6400

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or U.S. Postal Service; or (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a

Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the U.S. Postal Service. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

        (e)    Entire Agreement.    This Agreement (including the Exhibits hereto, if any), the Certificate of Determination, the Purchase Agreement and any other related agreements referenced in the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

        (f)    Amendment.    This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the holders of at least 66 2/3% of the Common Shares and Conversion Shares. Any amendment or waiver so effected shall be binding upon the Company, the Investors, the Existing Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other member entered into, executed, or approved such amendment or waiver. Notwithstanding the foregoing, except as set forth in the next sentence, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived: (i) with respect to any Member so as to affect it adversely in a manner different than any other Member without the written consent of a majority in interest of such affected Members and (ii) with respect to any Investor so as to affect it adversely in a manner disproportionate to the effect on each other Investor without the consent of such affected Investor. No such consent contemplated in the preceding sentence of Members who are Investors or Series B Holders shall be required, however, for any amendment, termination or waiver made in connection with any transaction or series of related transactions in which the Company is selling any New Securities as long as the Investors or Series B Holders, as the case may be, are given the right to participate in such transaction or series of transactions in accordance with Section 5 of this Agreement and Members who are Fully-Exercising Offerees are similarly treated and Members who are not Fully-Exercising Offerees are similarly treated. The Company shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any Party that did not consent in writing to such amendment, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        (g)    Transfers, Successors and Assigns.

          (1)   The terms and conditions of this Agreement shall inure to the benefit only of the respective Permitted Transferees of the parties hereto. The terms and conditions of this Agreement shall be binding on all of the respective successors and assigns of the parties hereto Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (2)   Each transferee or assignee of the Shares subject to this Agreement (including transfers by Investors described in Section 3(c)) shall continue to be subject to the terms hereof, and, as a condition to the Company's recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Instrument of Accession substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Instrument of Accession by any transferee, such transferee shall be deemed to be a party hereto as if such transferee's signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Instrument of Accession, each of the parties appoints the Company as its attorney in fact for the purpose of executing any Instrument of Accession that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of any Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 12(g). Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 9. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        (h)    Construction.    Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. No provisions of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof

        (i)    Severability.    If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

        (j)    Headings.    The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        (k)    Counterparts.    This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile. Facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

        (l)    Additional Holders.    In the event that after the date of this Agreement, the Company issues shares of capital of the Company to any Person, the Company shall cause such Person to execute a counterpart signature page hereto as an Existing Holder, and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to an Existing Holder.

        [Remainder of Page Intentionally Left Blank]

Signature Page To Investors Agreement

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
ALLEGIANT TRAVEL COMPANY, LLC
	By:	/s/ Maurice J. Gallagher, Jr.
	Name:	Maurice J. Gallagher, Jr.
	Title:	President & CEO
INVESTORS:
ComVest Allegiant Holdings LLC
	By:	/s/ Michael Falk
	Name:	Michael Falk
	Title:	President
Viva Air Limited (formerally known as Darley Properties Limited)
	By:	/s/ Declan Ryan
	Name:	Declan Ryan
	Title:	Director
/s/ Timothy P. Flynn Timothy P. Flynn
/s/ Donald J. Ellis Donald J. Ellis
/s/ David I. Funk David I. Funk
/s/ Robert B.Goldberg Robert B.Goldberg
/s/ Albert L. Labovitz Albert L. Labovitz
/s/ Robert N. Dokson Robert N. Dokson

Signature Page To Investors Agreement

EXISTING HOLDERS:
/s/ Maurice J. Gallagher, Jr. Maurice J. Gallagher, Jr.
/s/ Mitchell Allee Mitchell Allee
/s/ M. Ponder Harrison M. Ponder Harrison
/s/ Andrew C. Levy Andrew C. Levy
/s/ Linda A. Marvin Linda A. Marvin

SCHEDULE A
EXISTING HOLDERS

Name and Address	Class of Shares Held	Number of Shares Held
Maurice J. Gallagher, Jr.	Common	4,033,333
Maurice J. Gallagher, Jr.	Series B Preferred	1,250,000
Mitchell Allee	Common	1,000,000
M. Ponder Harrison	Common	600,000
Andrew C. Levy	Common	600,000
Linda A. Marvin	Common	450,000

SCHEDULE B
INVESTORS

Name and Address	Number of Shares Held
ComVest Allegiant Holdings LLC One North Clemantis Street, Suite 300 West Palm Beach, Florida 33401	6,250,000
Darley Properties Limited	1,875,000
Timothy P. Flynn 3291 N. Buffalo Drive, Suite 8 Las Vegas, Nevada 89129	500,000
Donald J. Ellis, Esq. Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. 3490 Piedmont Road, Suite 400 Atlanta, Georgia 30305	500
David I. Funk, Esq. Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. 3490 Piedmont Road, Suite 400 Atlanta, Georgia 30305	1,500
Robert B. Goldberg, Esq. Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. 3490 Piedmont Road, Suite 400 Atlanta, Georgia 30305	3,750
Albert L. Labovitz, Esq. Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. 3490 Piedmont Road, Suite 400 Atlanta, Georgia 30305	2,750
Robert N. Dokson, Esq. Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. 3490 Piedmont Road, Suite 400 Atlanta, Georgia 30305	1,500

EXHIBIT A
INSTRUMENT OF ACCESSION

        The undersigned,                        , in order to become the owner or holder of                        [Common Shares] [Series             Shares], of Allegiant Travel Company, LLC, a Nevada limited liability company, hereby agrees to become [an Investor] [an Existing Holder] party to and bound by the terms of that certain Investors Agreement, dated as of                        2005 (the "Investors Agreement"), a copy of which is attached hereto. This Instrument of Accession shall become a part of such Investors Agreement.

        Executed as of the date set forth below under the laws of the State of Nevada.

Signature:

Address:

Date:

QuickLinks

INVESTORS AGREEMENT by and among ALLEGIANT TRAVEL COMPANY, LLC PURCHASERS OF SERIES A PREFERRED SHARES and HOLDERS OF SERIES B PREFERRED SHARES AND COMMON SHARES of ALLEGIANT TRAVEL COMPANY, LLC Dated as of May 4, 2005
TABLE OF CONTENTS
INVESTORS AGREEMENT
RECITALS
Signature Page To Investors Agreement
Signature Page To Investors Agreement
SCHEDULE A EXISTING HOLDERS
SCHEDULE B INVESTORS
EXHIBIT A INSTRUMENT OF ACCESSION